UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2023, Sterling Bancorp, Inc. (the “Company”), the thrift holding company for Sterling Bank and Trust, F.S.B. (the “Bank”), entered into a Plea Agreement (the “Plea Agreement”) with the U.S. Department of Justice (the “DOJ”), resolving the DOJ’s investigation of the Bank and Company relating to the Bank’s former residential loan product, marketed as the Advantage Loan Program (the “ALP”), and related matters. Under the Plea Agreement, the Company has agreed to plead guilty to one count of securities fraud primarily relating to disclosures with respect to the ALP contained in the Company’s 2017 IPO Registration Statement and its immediately following Annual Reports on Form 10-K filed in March of 2018 and March of 2019; pay $27,239,000 in restitution for the benefit of non-insider victim shareholders; further enhance its compliance program and internal controls related to securities law compliance; and provide periodic reports to the DOJ with respect to compliance matters. The Company’s obligations under the Plea Agreement are generally effective for three years. The Plea Agreement remains subject to final court approval.

Although the Company and the Bank remain under investigation by the Securities and Exchange Commission (the “SEC”) related to the ALP, the Company currently believes that the SEC’s investigation will not result in an enforcement action against the Company. However, there can be no assurance that (i) the Company will not incur material losses due to damages, penalties, costs and/or expenses as a result of such investigation or any future investigations; or (ii) such losses will not have a material impact on the Company’s business, financial condition or results of operations.

The foregoing description of the Plea Agreement is a summary only and is qualified in its entirety by reference to the full text of the Plea Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On March 15, 2023, the Company announced it had revised its unaudited financial results for the quarter and year ended December 31, 2022 which will be reflected in its Annual Report on Form 10-K.

A copy of the Company’s press release announcing the entry into the Plea Agreement and announcing the revision of the Company’s unaudited financial results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report on Form 8-K.

The information provided in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Plea Agreement dated March 15, 2023
99.1	Company press release dated March 15, 2023
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Karen Knott
Karen Knott
Chief Financial Officer

Date: March 15, 2023